                                                               EXECUTION VERSION

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                       GUARANTEE AND COLLATERAL AGREEMENT

                                     made by

                         CA ACQUISITION HOLDINGS, INC.,

                             CLARKE AMERICAN CORP.,

                and certain Subsidiaries of Clarke American Corp.

                                   in favor of

                      CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
                  as Administrative Agent and Collateral Agent

                             Dated as of May 1, 2007

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                                TABLE OF CONTENTS

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SECTION 3. GRANT OF SECURITY INTEREST; CONTINUING LIABILITY

   5.1     Delivery and Control of Instruments, Chattel Paper,

   5.6     Maintenance of Perfected Security Interest;
           Further Documentation............................................ 33
   5.7     Changes in Locations, Name, Jurisdiction of

                                        i

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EXHIBITS

Exhibit A     Assumption Agreement
Exhibit B-1   Form of Intellectual Property Security Agreement
Exhibit B-2   Form of After-Acquired Intellectual Property Security Agreement
Exhibit C     Form of Uncertificated Securities Control Agreement

SCHEDULES

Schedule 4.1(f)(i)      Intellectual Property
Schedule 4.1(f)(iii)    Licenses with Grantor as Licensee
Schedule 4.1(f)(vi)     Licenses with Grantor as Licensor
Schedule 4.1(f)(viii)   Unpaid Fees and Taxes

                                       ii

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Schedule 4.1(g)         Commercial Tort Claims
Schedule 4.2(a)         Filings and Other Actions Required to Perfect
                        Security Interests
Schedule 4.2(c)         Organizational Information
Schedule 4.2(d)         Location of Inventory and Equipment
Schedule 4.2(e)(i)      Description of Equity Instruments
Schedule 4.2(e)(ii)     Description of Pledged Debt Instruments
Schedule 4.2(e)(iii)    Description of Pledged Accounts
Schedule 8.2            Notice Addresses of Guarantors

                                       iii

          GUARANTEE AND COLLATERAL AGREEMENT, dated as of May 1, 2007 (this
"Agreement"), made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of CREDIT SUISSE, CAYMAN ISLANDS BRANCH ("CS"), as administrative agent
(in such capacity and together with its successors, the "Administrative Agent")
and as collateral agent (in such capacity and together with its successors, the
"Collateral Agent" and, together with the Administrative Agent, the "Agent") for
(i) the banks and other financial institutions or entities (the "Lenders") from time to time parties to the Credit Agreement, dated as of April 4, 2007 (as amended, supplemented or otherwise modified from time to time, the "Credit
Agreement"), among Clarke American Corp. (to be renamed Harland Clarke Holdings
Corp.), a Delaware corporation (the "Borrower"), certain subsidiaries of the
Borrower (each a "Subsidiary Co-Borrower" and, together with the Borrower, the
"Co-Borrowers"), the Lenders party thereto, Credit Suisse Securities (USA) LLC
("Credit Suissse"), as joint bookrunner and joint lead arranger, Bear, Stearns &
Co. Inc., as joint bookrunner, joint lead arranger (in such capacities, together with Credit Suisse, the "Arrangers") and as syndication agent, CS, as
Administrative Agent and as Collateral Agent, and JPMorgan Chase Bank, N.A. and
Citigroup Global Markets Inc., as co-documentation agents (together, in such capacity and together with their respective successors, the "Documentation
Agents"), and (ii) the other Secured Parties (as hereinafter defined).

                                   WITNESSETH:

          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Co-Borrowers upon the terms and subject to the conditions set forth therein;

          WHEREAS, each Co-Borrower is a member of an affiliated group of companies that includes each other Grantor;

          WHEREAS, the proceeds of the extensions of credit under the Credit
Agreement will be used in part to enable the Co-Borrowers to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

          WHEREAS, the Co-Borrowers and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;
and

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Co-Borrowers under the
Credit Agreement that the Grantors shall have executed and delivered this
Agreement to the Agent for the ratable benefit of the Secured Parties;

          NOW, THEREFORE, in consideration of the premises and to induce the
Arrangers, the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the
Co-Borrowers thereunder, each Grantor hereby agrees with the Agent, for the ratable benefit of the Secured Parties, as follows:

                            SECTION 1. DEFINED TERMS

     1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the
Credit Agreement and used herein shall have the meanings given to them in the
Credit Agreement, and the following terms are used herein as defined in the New
York UCC (and if defined in more than one Article of the New York UCC, such terms shall have the meanings given in Article 9 thereof): Accounts, Account
Debtor, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity
Account, Commodity Contract, Commodity Intermediary, Documents, Deposit Account,
Electronic Chattel Paper, Equipment, Financial Asset, Fixtures, Goods,
Instruments, Inventory, Letter of Credit, Letter of Credit Rights, Money,
Payment Intangibles, Securities Account, Securities Intermediary, Security,
Security Entitlement, Supporting Obligations, Tangible Chattel Paper and
Uncertificated Security.

          (b) The following terms shall have the following meanings:

          "Administrative Agent" shall have the meaning assigned to such term in the preamble.

          "Agreement" shall mean this Guarantee and Collateral Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

          "Arrangers" shall have the meaning assigned to such term in the preamble.

          "Assumption Agreement" means an agreement in the form of Exhibit A hereto.

          "Borrower" shall have the meaning assigned to such term in the preamble.

          "Borrower Obligations" shall mean the Secured Obligations as defined in the Credit Agreement; provided, that (i) Secured Hedging and Cash Management
Obligations shall be secured and guaranteed pursuant to the Collateral Documents only to the extent that, and for so long as the other Borrower Obligations shall not have been "paid in full" (as defined in Section 1.2(d)) (other than indemnities and other contingent obligations not then due and payable) and (ii)
the amount of Secured Hedging and Cash Management Obligations (x) under any
Hedge Agreements shall not exceed the net amount, including any net termination payments, that would be required to be paid to the counterparty to such Hedge
Agreement on the date of termination of such Hedge Agreement and (y)
constituting Cash Management Obligations shall not exceed $15,000,000 at any time outstanding.

          "Closing Date" shall mean the date hereof.

          "Co-Borrower" shall have the meaning assigned to such term in the preamble.

          "Collateral" shall have the meaning assigned to such term in Section
3.

          "Collateral Account" shall mean (i) any collateral account established by the Agent as provided in Section 6.1 or 6.4 or (ii) any cash collateral account established as provided in Section 2.09(a) of the Credit Agreement.

          "Collateral Account Funds" shall mean, collectively, the following:
all funds (including all trust monies), investments (including all cash equivalents) credited to, or purchased with funds from, any Collateral Account and all certificates and instruments from time to time representing or evidencing such investments; all notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Agent for or on behalf of any Grantor in substitution for, or in addition to, any or all of the Collateral; and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the items constituting Collateral.

          "Collateral Agent" shall have the meaning assigned to such term in the preamble.

          "Contracts" shall mean all contracts and agreements between any
Grantor and any other person (in each case, whether written or oral, or third party or intercompany) as the same may be amended, assigned, extended, restated, supplemented, replaced or otherwise modified from time to time including (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii)
all rights of any Grantor to damages arising thereunder and (iv) all rights of any Grantor to terminate and to perform and compel performance of, such
Contracts and to exercise all remedies thereunder.

          "Copyright Licenses" shall mean, with respect to any Grantor, any agreement, whether written or oral, providing for the grant by or to such
Grantor of any right in, to or under any Copyright (including the grant of rights to manufacture, print, publish, copy, import, export, distribute, exploit and sell materials derived from any Copyright), including those agreements listed in Schedule 4.1(f)(i) (as such schedule may be amended from time to time).

          "Copyrights" shall mean (i) all copyrights arising under the laws of the United States, any other country, or union of countries, or any political subdivision of any of the foregoing, whether registered or unregistered and whether or not the underlying works of authorship have been published, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the
United States Copyright Office (including those registrations and applications listed in Schedule 4.1(f)(i) (as such schedule may be amended from time to time)), (ii) all extensions and renewals thereof, and the right to obtain all extensions and renewals thereof, (iii) the right to sue or otherwise recover for past, present and future infringements of any of the foregoing, (iv) all proceeds of the foregoing, including all royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith, and damages or payments for past, present or future infringements thereof, and (v) all other rights of any kind whatsoever accruing thereunder or pertaining thereto throughout the world.

          "Credit Agreement" shall have the meaning assigned to such term in the preamble.

          "Direct Beneficiary" shall have the meaning assigned to such term in
Section 2.2(b).

          "Documentation Agent" shall have the meaning assigned to such term in the preamble.

          "dollars" or "$" shall mean lawful money of the United States of
America.

          "Excluded Assets" shall mean

          (a) any permit, lease, license, contract, property right or agreement to which any Grantor is a party or any of its rights or interests thereunder if and only for so long as the grant of a security interest hereunder shall constitute or result in a breach, termination or default under any such permit, lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406,
9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity); provided, however, that such security interest shall attach immediately to any portion of such permit, lease, license, contract, property rights or agreement that does not result in any of the consequences specified above;

          (b) Letter of Credit Rights;

          (c) any vehicle covered by a certificate of title or ownership;

          (d) any real property held by any Co-Borrower or any Guarantor as a lessee under a lease;

          (e) assets owned by any Grantor on the date hereof or hereafter acquired that are subject to a Lien permitted to be incurred under the Credit
Agreement that are described in clause (h), (i), (p), (r), (bb) or (q) (with respect to any Lien described in the foregoing clauses of the definition of
"Permitted Liens") of the definition of "Permitted Liens" in the Credit
Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for the obligations subject to such Lien) validly prohibits the creation of the Lien created hereunder on such assets;

          (f) "intent-to-use" applications for Trademarks filed pursuant to
Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, unless and until an
Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed, to the extent that any assignment of an
"intent-to-use" application prior to such filing would violate the Lanham Act or cause the Trademark that is the subject thereof to be invalidated or abandoned;

          (g) Equity Interests in (i) any Immaterial Subsidiary that is not required to be a Loan Party in accordance with Section 5.11(e) of the Credit
Agreement, (ii) any Unrestricted Subsidiary and (iii) any Receivables
Subsidiary; and

          (h) any asset with respect to which the Agent (in consultation with the Borrower) has determined that the burden or cost of attaching a security interest thereto is excessive in relation to the benefits to be obtained by the
Secured Parties.

          "Excluded Foreign Subsidiary Voting Stock" shall mean the voting
Equity Interests in any Foreign Subsidiary.

          "General Intangibles" shall mean all "general intangibles" as such term is defined in Section 9-102(a)(42) of the New York UCC and, in any event, including with respect to any Grantor, all rights of such Grantor to receive any tax refunds, all Hedge Agreements and all contracts, agreements, instruments and indentures and all licenses, permits, concessions, franchises and authorizations issued by Governmental Authorities in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, replaced or otherwise modified, including (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such
Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of such Grantor to damages arising thereunder and (iv) all rights of such Grantor to terminate and to perform and compel performance and to exercise all remedies thereunder.

          "Grantors" shall have the meaning assigned to such term in the preamble.

          "Guarantor Obligations" shall mean with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including Section 3) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to any Secured Party that are required to be paid by such Guarantor pursuant to the terms of this
Agreement or any other Loan Document).

          "Guarantors" shall mean the collective reference to (i) each Grantor other than the Co-Borrowers and (ii) each Co-Borrower in its capacity as a guarantor of the Borrower Obligations of each other Co-Borrower.

          "Holdings" shall mean CA Acquisition Holdings, Inc, a Delaware corporation.

          "Indirect Beneficiary" shall have the meaning assigned to such term in
Section 2.2(b).

          "Insurance" shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Agent is the loss payee thereof)
and (ii) any key man life insurance policies.

          "Intellectual Property" shall mean all rights in and to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the
Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and
the Trade Secret Licenses, and all rights to sue or otherwise recover at law or in equity for any past, present and future infringement, misappropriation, dilution or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Intellectual Property Security Agreement" means an agreement in the form of Exhibit B-1 hereto.

          "Intercompany Note" shall mean any promissory note evidencing loans made by any Grantor to Holdings, the Borrower or any of the Subsidiaries.

          "Investment Property" shall mean the collective reference to (i) all
"investment property" as such term is defined in Section 9-102(a)(49) of the New
York UCC (other than any Excluded Foreign Subsidiary Voting Stock excluded from the definition of "Pledged Equity Interests") including all Certificated
Securities and Uncertificated Securities, all Security Entitlements, all
Securities Accounts, all Commodity Contracts and all Commodity Accounts, (ii)
security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. section 357.2, or, in the case of any United
States federal agency book-entry securities, as defined in the corresponding
United States federal regulations governing such book-entry securities, and
(iii) whether or not otherwise constituting "investment property," all Pledged
Notes, all Pledged Equity Interests, all Pledged Security Entitlements and all
Pledged Commodity Contracts.

          "Issuers" shall mean the collective reference to each issuer of a
Pledged Security.

          "Lenders" shall have the meaning assigned to such term in the preamble.

          "Licensed Intellectual Property" shall have the meaning assigned to such term in Section 4.1(f)(i).

          "New York UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

          "Obligations" shall mean (i) in the case of each Co-Borrower, its
Borrower Obligations and its Guarantor Obligations, and (ii) in the case of each
Guarantor that is not a Co-Borrower, its Guarantor Obligations.

          "Owned Intellectual Property" shall have the meaning assigned to such term in Section 4.1(f)(i).

          "Patent License" shall mean, with respect to any Grantor, any agreement, whether written or oral, providing for the grant by or to such
Grantor of any right in, to or under any Patent (including the grant of rights to manufacture, use, import, export, distribute or sell any invention covered in whole or in part by a Patent), including those agreements listed in Schedule
4.1(f)(i) (as such schedule may be amended or supplemented from time to time).

          "Patents" shall mean (i) all patents of the United States, any other country, or union of countries or any political subdivision of any of the foregoing, and all applications in connection therewith, including all patents and patent applications in the United States Patent and Trademark Office
(including those listed in Schedule 4.1(f)(i) (as such schedule may be amended or supplemented from time to time)), (ii) all reissues, extensions, divisions, continuations and continuations-in-part thereof, and the right to obtain all reissues and extensions thereof, (iii) all inventions (whether or not patentable) and all improvements thereof, (iv) the right to sue or otherwise recover for past, present and future infringements of any of the foregoing, (v)
all proceeds of the foregoing, including all royalties, income, payments, claims, damages and proceeds of suit now and hereafter due and/or payable with respect thereto

(including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and
(vi) all other rights of any kind whatsoever accruing thereunder or pertaining thereto throughout the world.

          "person" shall mean any natural person, corporation, trust, business trust, joint venture, joint stock company, association company, limited liability company, partnership, Governmental Authority or other entity.

          "Pledged Alternative Equity Interests" shall mean all interests of any
Grantor in participation or other interests in any equity or profits of any business entity and the certificates, if any, representing such interests and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that Pledged Alternative Equity Interests shall not include any Pledged Stock, Pledged Partnership Interests, Pledged LLC
Interests or Pledged Trust Interests.

          "Pledged Commodity Contracts" shall mean all commodity contracts listed on Schedule 4.2(e)(iii) (as such schedule may be amended from time to time) and all other commodity contracts to which any Grantor is party from time to time.

          "Pledged Debt Securities" shall mean all debt securities now owned or hereafter acquired by any Grantor, including the debt securities listed on
Schedule 4.2(e)(ii), (as such schedule may be amended or supplemented from time to time), together with any other certificates, options, rights or security entitlements of any nature whatsoever in respect of the debt securities of any person that may be issued or granted to, or held by, any Grantor while this
Agreement is in effect.

          "Pledged Equity Interests" shall mean all Pledged Stock, Pledged LLC
Interests, Pledged Partnership Interests, Pledged Trust Interests and Pledged
Alternative Equity Interests.

          "Pledged LLC Interests" shall mean all interests of any Grantor now owned or hereafter acquired in any limited liability company, including all limited liability company interests listed on Schedule 4.2(e)(i) hereto under the heading "Pledged LLC Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing.

          "Pledged Notes" shall mean all promissory notes now owned or hereafter acquired by any Grantor, including those listed on Schedule 4.2(e)(ii) (as such schedule may be amended or supplemented from time to time) and all Intercompany
Notes at any time issued to or held by any Grantor (other than promissory notes in an aggregate principal amount not to exceed

$5,000,000 at any time outstanding issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

          "Pledged Partnership Interests" shall mean all interests of any
Grantor now owned or hereafter acquired in any general partnership, limited partnership, limited liability partnership or other partnership, including all partnership interests listed on Schedule 4.2(e)(i) hereto under the heading
"Pledged Partnership Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing.

          "Pledged Securities" shall mean the collective reference to the
Pledged Debt Securities, the Pledged Notes and the Pledged Equity Interests.

          "Pledged Security Entitlements" shall mean all security entitlements with respect to the financial assets listed on Schedule 4.2(e)(iii) (as such schedule may be amended from time to time) and all other security entitlements of any Grantor.

          "Pledged Stock" shall mean all shares of capital stock now owned or hereafter acquired by any Grantor, including all shares of capital stock listed on Schedule 4.2(e)(i) hereto under the heading "Pledged Stock" (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing; provided, however, that in no event shall more than 65% of the total outstanding Excluded Foreign Subsidiary
Voting Stock be required to be pledged hereunder.

          "Pledged Trust Interests" shall mean all interests of any Grantor now owned or hereafter acquired in a Delaware business trust or other trust, including all trust interests listed on Schedule 4.2(e)(i) hereto under the heading "Pledged Trust Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests and any other warrant, right or option to acquire any of the foregoing.

          "Proceeds" shall mean all "proceeds" as such term is defined in
Section 9-102(a)(64) of the New York UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

          "Qualified Counterparty" shall mean, (a) with respect to any Specified
Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge
Agreement was entered into, was (i) a Lender, an Agent, an Arranger or an
Affiliate of any of the foregoing, or (ii) any person reasonably acceptable to the Agent and, in each case upon compliance with the notice requirement in the definition of Secured Hedging and Cash Management Obligations in the Credit
Agreement and (b) with respect to Cash Management Obligations, any person who provides treasury, depositary and cash management services to the Borrower and is designated in writing by the Borrower to the Agent as a "Qualified
Counterparty" in respect of such Cash Management Obligations that, at the time such Cash Management Obligations were incurred, was (x) a Lender, an Agent, an
Arranger or an Affiliate of any of the foregoing or (y) any person reasonably acceptable to the Agent.

          "Receivable" shall mean all Accounts and any other right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance. References herein to Receivables shall include any
Supporting Obligation or collateral securing such Receivable.

          "Secured Parties" shall mean, collectively, the Administrative Agent, the Collateral Agent, the Syndication Agent, the Co-Documentation Agents, the
Lenders and, with respect to any Secured Hedging and Cash Management
Obligations, any Qualified Counterparty that has agreed to be bound by the provisions of Article VIII of the Credit Agreement as if it were a Lender party thereto.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Specified Hedge Agreement" shall mean any Hedge Agreement (a) entered into by (i) Holdings, the Borrower or any of the Subsidiaries and (ii) a
Qualified Counterparty and (b) which has been designated by such Qualified
Counterparty and the Borrower, by notice to the Agent not later than 90 days after the execution and delivery thereof by Holdings, the Borrower or such
Subsidiary, as a Specified Hedge Agreement.

          "Subsidiary" shall mean any subsidiary of the Borrower.

          "Subsidiary Co-Borrower" shall have the meaning assigned to such term in the preamble.

          "Trademark License" shall mean, with respect to any Grantor, any agreement, whether written or oral, providing for the grant by or to such
Grantor of any right in, to or under any Trademark, including those agreements listed in Schedule 4.2(e)(i) (as such schedule may be amended or supplemented from time to time).

          "Trademarks" shall mean (i) all United States, State and foreign trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, domain names, logos and other source or business identifiers, whether registered or unregistered, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any
similar office or agency of the United States, any State thereof or any other country,

union of countries, or any political subdivision of any of the foregoing, or otherwise, and all common-law rights related thereto, including the registrations and applications listed in Schedule 4.2(e)(i) (as such schedule may be amended or supplemented from time to time), (ii) all renewals thereof and the right to obtain all renewals thereof, (iii) the right to sue or otherwise recover for past, present and future infringements or dilutions of any of the foregoing or for any injury to goodwill, (iv) all proceeds of the foregoing, including all royalties, income, payments, claims, damages and proceeds of suit now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements or dilutions thereof, and (v)
all other rights of any kind whatsoever accruing thereunder or pertaining thereto throughout the world, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above.

          "Trade Secret License" shall mean, with respect to any Grantor, any agreement, whether written or oral, providing for the grant by or to such
Grantor of any right in, to or under any Trade Secret, including those agreements listed in Schedule 4.2(e)(i) (as such schedule may be amended or supplemented from time to time).

          "Trade Secrets" shall mean (i) all trade secrets and all other confidential or proprietary information and know-how, whether or not reduced to a writing or other tangible form, (ii) the right to sue or otherwise recover for past, present and future misappropriations of any of the foregoing, (iii) all proceeds of the foregoing, including all royalties, income, payments, claims, damages and proceeds of suit now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future misappropriations thereof, and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto throughout the world.

     1.2 Other Definitional Provisions. (a) The words "hereof," "herein,"
"hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to the specific provisions of this Agreement unless otherwise specified.

          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to the property or assets such Grantor has granted as Collateral or the relevant part thereof.

          (d) The expressions "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Borrower
Obligations or the Guarantor Obligations shall mean (i) the termination of the
Commitments, (ii) the payment and satisfaction in full, in cash of all Secured
Obligations (other than Unliquidated Obligations and Secured Hedging and Cash
Management Obligations), (iii) the cash collateralization or support by letters of credit of any Unliquidated Obligations included in any L/C Exposure in existence at such time in a manner reasonably satisfactory to the Issuing Bank
(or as the Issuing Bank may otherwise agree) and (iv) with respect to all
Hedging Obligations then included in Secured Hedging and

                                       10

Cash Management Obligations, either the payment and satisfaction in full in cash of such Obligations or the cash collateralization or support by letters of credit of such Obligations in a manner reasonably satisfactory to the Person to whom such Obligations are owed (or as such Person may otherwise agree).

          (e) The words "include," "includes" and "including," and words of similar import, shall not be limiting and shall be deemed to be followed by the phrase "without limitation."

          (f) All references to the Lenders herein shall, where appropriate, include any Lender, the Agent, any Arranger, the Syndication Agent, any
Co-Documentation Agent or any Qualified Counterparty to a Specified Hedge
Agreement or to an arrangement creating Cash Management Obligations.

                              SECTION 2. GUARANTEE

     2.1 Guarantee.

          (a) Each of the Guarantors hereby, jointly and severally,
unconditionally and irrevocably, guarantees to the Agent, for the ratable benefit of the Secured Parties and their respective permitted successors, endorsees, transferees and assigns in accordance with terms and conditions of the Credit Agreement, the prompt and complete payment and performance by the
Co-Borrowers (or, if such Guarantor is a Co-Borrower, the other Co-Borrowers)
when due (whether at the stated maturity, by acceleration or otherwise) of the
Borrower Obligations.

          (b) If and to the extent required in order for the Obligations of any
Guarantor to be enforceable under applicable federal, state and other laws relating to the insolvency of debtors, the maximum liability of such Guarantor hereunder shall be limited to the greatest amount which can lawfully be guaranteed by such Guarantor under such laws, after giving effect to any rights of contribution, reimbursement and subrogation arising under Section 2.2. Each
Guarantor acknowledges and agrees that, to the extent not prohibited by applicable law, (i) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right under such laws to reduce, or request any judicial relief that has the effect of reducing, the amount of its liability under this Agreement,
(ii) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right to enforce the limitation set forth in this Section 2.1(b) or to reduce, or request judicial relief reducing, the amount of its liability under this
Agreement, and (iii) the limitation set forth in this Section 2.1(b) may be enforced only to the extent required under such laws in order for the obligations of such Guarantor under this Agreement to be enforceable under such laws and only by or for the benefit of a creditor, representative of creditors or bankruptcy trustee of such Guarantor or other person entitled, under such laws, to enforce the provisions thereof.

          (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of

                                       11

such Guarantor under Section 2.1(b) without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Secured Party hereunder.

          (d) The guarantee contained in this Section 2 shall remain in full force and effect until payment in full of the Obligations (other than indemnities and other contingent Obligations not then due and payable), notwithstanding that from time to time during the term of the Credit Agreement any of the Co-Borrowers may be free from any Borrower Obligations.

          (e) No payment made by any of the Co-Borrowers, any of the Guarantors, any other guarantor or any other person or received or collected by any Secured
Party from any of the Co-Borrowers, any of the Guarantors, any other guarantor or any other person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such
Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such
Guarantor hereunder until the Borrower Obligations (other than in respect of any indemnities and other contingent Obligations not then due and payable) are paid in full.

     2.2 Rights of Reimbursement, Contribution and Subrogation. In case any payment is made on account of the Obligations by any Grantor or is received or collected on account of the Obligations from any Grantor or its property:

          (a) If such payment is made by a Co-Borrower or from its property, then, if and to the extent such payment is made on account of Obligations arising from or relating to a Loan or other extension of credit made to such
Co-Borrower or a Letter of Credit issued for the account of such Co-Borrower, such Co-Borrower shall not be entitled (i) to demand or enforce reimbursement or contribution in respect of such payment from any other Grantor or (ii) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other person, including any other Grantor or its property, until such time as all Obligations (other than in respect of indemnities and other contingent
Obligations not then due and payable) have been paid in full.

          (b) If such payment is made by a Guarantor (each, an "Indirect
Beneficiary") that either (i) is not a Co-Borrower or (ii) is a Co-Borrower but such payment is in respect of an obligation that relates to a Borrowing by or issuance of a Letter of Credit for the benefit of another Co-Borrower (a "Direct
Beneficiary"), or from the property of Indirect Beneficiary, such Indirect
Beneficiary shall be entitled, subject to and upon payment in full of the
Obligations (other than in respect of any indemnities and other contingent
Obligations not then due and payable), (i) to demand and enforce reimbursement for the full amount of such payment from the applicable Direct Beneficiary and
(ii) to demand and enforce contribution in respect of such payment from each other Indirect Beneficiary that has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each
Guarantor as to any unreimbursed payment shall be determined

                                       12

based on an equitable apportionment of such unreimbursed payment among all
Guarantors based on the relative value of their assets and any other equitable considerations deemed appropriate by a court of competent jurisdiction.

          (c) If and whenever (after payment in full of the Obligations other than in respect of indemnities and other contingent Obligations not then due and payable) any right of reimbursement or contribution becomes enforceable by any
Grantor against any other Grantor under Section 2.2(a) or 2.2(b), such Grantor shall be entitled, subject to and upon payment in full of the Obligations (other than in respect of indemnities and other contingent Obligations not then due and payable), to be subrogated (equally and ratably with all other Grantors entitled to reimbursement or contribution from any other Grantor as set forth in this
Section 2.2) to any security interest that may then be held by the Agent upon any Collateral granted to it in this Agreement. Such right of subrogation shall be enforceable solely against the Grantors, and not against the Secured Parties, and neither the Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation. If subrogation is demanded by any
Grantor, then (after payment in full of the Obligations other than in respect of indemnities and other contingent Obligations not then due and payable) the Agent shall deliver to the Grantors making such demand, or to a representative of such
Grantors or of the Grantors generally, an instrument reasonably satisfactory to the Agent and the applicable Grantor transferring, on a quitclaim basis without any recourse, representation, warranty or obligation whatsoever, whatever security interest the Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by the Agent.

          (d) All rights and claims arising under this Section 2.2 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Grantor as to any payment on account of the Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the prior payment in full of all of the Obligations (other than in respect of indemnities and other contingent Obligations not then due and payable). Until payment in full of the Obligations (other than in respect of indemnities and other contingent Obligations not then due and payable), no Grantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to any
Grantor in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Agent, for application to the payment of the Obligations. If any such payment or distribution is received by any Grantor, it shall be held by such Grantor for the benefit of the Secured
Parties, and shall forthwith be transferred and delivered by such Grantor to the
Agent, in the exact form received and, if necessary, duly endorsed.

          (e) The obligations of the Grantors under the Loan Documents, including their liability for the Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectibility or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.2. The invalidity, insufficiency, unenforceability or uncollectibility of any such right shall not in any

                                       13

respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any
Guarantor or its property. The Secured Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

          (f) Each Grantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other
Grantor, but (i) the exercise and enforcement of such rights shall be subject to
Section 2.2(d) and (ii) neither the Agent nor any other Secured Party shall have any duty or liability whatsoever in respect of any such right, except as provided in Section 2.2(c).

     2.3 Amendments, etc. with respect to the Borrower Obligations. Each
Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower
Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the parties thereto may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower
Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

     2.4 Guarantee Absolute and Unconditional (a) Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower
Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2;
and all dealings between any of the Co-Borrowers and any of the Guarantors, on
the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any of the Co-Borrowers or any of the Guarantors with respect to the
Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder) which may at any time be available to or be asserted by any Co-

                                       14

Borrower or any other person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of such
Co-Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of such Co-Borrower for the Borrower
Obligations, or of such Guarantor under the guarantee contained in this Section
2, in bankruptcy or in any other instance, other than payment or performance hereunder. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any other Co-Borrower, any other Guarantor or any other person or against any collateral security or guarantee for the
Borrower Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any other Co-Borrower, any other Guarantor or any other person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any other Co-Borrower, any other Guarantor or any other person or any such collateral security, guarantee or right of offset, shall not relieve any
Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          (b) To the fullest extent permitted by applicable law, each Guarantor hereby waives: (i) any defense arising by reason of any claim or defense based upon an election of remedies by Agent or any Lender, including any defense based upon an election of remedies by Agent or any Lender under the provisions of
Sections 580d and 726 of the California Code of Civil Procedure or any similar laws of any other jurisdiction; and (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guarantor Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such
Guarantor's liability hereunder.

          (c) Until such time as all of the Guarantor Obligations (other than indemnities and other contingent obligations not due and payable) have been paid in full each Guarantor hereby waives and postpones any right of subrogation such
Guarantor has or may have as against any Co-Borrower with respect to the
Guarantor Obligations, including under any one or more of California Civil Code
Sections 2847, 2848, and 2849 or any similar laws of any other jurisdiction.

          (d) If any of the Guarantor Obligations at any time are secured by a mortgage or deed of trust upon real property, Agent may elect, in its sole discretion, during the continuance of an Event of Default with respect to the
Guarantor Obligations, to foreclose such mortgage or deed of trust judicially or nonjudicially in any manner permitted by law, before or after enforcing this
Agreement, without diminishing or affecting the liability of any Guarantor hereunder. Each Guarantor understands that (a) by virtue of the operation of New
York's (or any similar laws of any other jurisdiction) antideficiency law applicable to nonjudicial foreclosures, an election by Agent nonjudicially to foreclose such a mortgage or deed of trust probably would have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of such Guarantor against the Co-Borrowers or other Guarantors or sureties, and (b) absent the waiver given by such Guarantor herein, such an election would estop Agent from enforcing this

                                       15

Agreement against such Guarantor. Understanding the foregoing, and understanding that each Guarantor hereby is relinquishing a defense to the enforceability of this Agreement, each Guarantor hereby waives, to the extent permitted by law, any right to assert against Agent any defense to the enforcement of this
Agreement, whether denominated "estoppel" or otherwise, based on or arising from an election by Agent nonjudicially to foreclose any such mortgage or deed of trust. Each Guarantor understands that the effect of the foregoing waiver may be that such Guarantor may have liability hereunder for amounts with respect to which such Guarantor may be left without rights of subrogation, reimbursement, contribution, or indemnity against the Co-Borrowers or other Guarantors. Each
Guarantor also agrees that the "fair market value" provisions of Section 580a of the California Code of Civil Procedure or any similar laws of any other jurisdiction shall have no applicability with respect to the determination of such Guarantor's liability under this Agreement.

          (e) Without limiting the generality of any other waiver or other provision set forth in this Agreement, each Guarantor waives, to the extent permitted by law, all rights and defenses that such Guarantor may have if all or part of the Guarantor Obligations are secured by real property. This means, among other things:

               (i) Agent may collect from Guarantor without first foreclosing on any real or personal property collateral that may be pledged by any Co-Borrower or any Guarantor.

               (ii) If Agent forecloses on any real property collateral that may be pledged by any Co-Borrower or any Guarantor:

                    (1)  the amount of the Guarantor Obligations or any
                         obligations of any Guarantor in respect thereof may be
                         reduced only by the price for which that collateral is
                         sold at the foreclosure sale, even if the collateral is
                         worth more than the sale price.

                    (2)  Agent may collect from each Guarantor even if Agent, by foreclosing on the real property collateral, has
                         destroyed any right such Guarantor may have to collect
                         from any Co-Borrower or any other Guarantor.

          This is an unconditional and irrevocable waiver of any rights and defenses each Guarantor may have if all or part of the Guarantor Obligations are secured by real property. These rights and defenses are based upon Section 580a,
580b, 580d, or 726 of the California Code of Civil Procedure or any similar laws of any other jurisdiction.

          (f) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER
PROVISION SET FORTH IN THIS AGREEMENT, EACH GUARANTOR HEREBY WAIVES, TO THE
MAXIMUM EXTENT SUCH WAIVER IS PERMITTED BY LAW, ANY AND ALL BENEFITS OR DEFENSES
ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE
Sections. 2787 THROUGH AND INCLUDING Section. 2855, CALIFORNIA CODE OF CIVIL
PROCEDURE Sections. 580a, 580b, 580d, AND 726 OR ANY SIMILAR LAWS OF ANY OTHER
JURISDICTION.

                                       16

          (g) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER
PROVISION SET FORTH IN THIS AGREEMENT, EACH GUARANTOR WAIVES ALL RIGHTS AND
DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY AGENT, EVEN THOUGH THAT
ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY
FOR A GUARANTOR OBLIGATION, HAS DESTROYED SUCH GUARANTOR'S RIGHTS OF SUBROGATION
AND REIMBURSEMENT AGAINST THE CO-BORROWERS BY THE OPERATION OF SECTION 580d OF
THE CALIFORNIA CODE OF CIVIL PROCEDURE OR ANY SIMILAR LAWS OF ANY OTHER
JURISDICTION OR OTHERWISE.

          (h) Without affecting the generality of this Section, each Guarantor hereby also agrees to the following waivers:

               (i) Each Guarantor agrees that Agent's right to enforce this
Agreement is absolute and is not contingent upon the genuineness, validity or enforceability of any of the Loan Documents. Each Guarantor waives all benefits and defenses it may have under California Civil Code Section 2810 or any similar laws of any other jurisdiction and agrees that Agent's rights under this
Agreement shall be enforceable even if the Co-Borrowers had no liability at the time of execution of the Loan Documents or later ceases to be liable.

               (ii) Each Guarantor waives all benefits and defenses it may have under California Civil Code Section 2809 or any similar laws of any other jurisdiction with respect to Guarantor Obligations under this Agreement and agrees that Agent's rights under the Loan Documents will remain enforceable even if the amount secured by the Loan Documents is larger in amount and more burdensome than that for which Borrower is responsible. The enforceability of this Agreement against each Guarantor shall continue until the Borrower
Obligations have been paid in full and shall not be limited or affected in any way by any impairment or any diminution or loss of value of any security or
Collateral for the Co-Borrowers' Obligations under the Loan Documents, from whatever cause, the failure of any security interest in any such Collateral or any disability or other defense of any Co-Borrower or any other Guarantor under the Loan Documents other than the payment in full of the Guarantor Obligations
(other than indemnities and other contingent obligations not due and payable).

               (iii) Each Guarantor waives all benefits and defenses it may have under California Civil Code Sections 2845, 2849 and 2850 or any similar laws of any other jurisdiction with respect to its obligations under this Agreement, including the right to require Agent to (A) proceed against any Co-Borrower, any
Guarantor or any Grantor, (B) proceed against or exhaust any other Collateral the Agent may hold, or (C) pursue any other right or remedy for such Guarantor's benefit, and agrees that Agent may exercise its rights under this Agreement without taking any action against any Co-Borrower, any other Guarantor or
Grantor, and without proceeding against or exhausting any Collateral the Agent holds.

          (i) Paragraphs (b) through (h) of this Section 2.4 which refer to certain sections of the California Civil Code are included herein solely out of an abundance of caution and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this
Agreement.

                                       17

     2.5 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Co-Borrower or any
Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Co-Borrower or any
Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

     2.6 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid as set forth in Section 2.16 of the Credit Agreement.

                     SECTION 3. GRANT OF SECURITY INTEREST;
                      CONTINUING LIABILITY UNDER COLLATERAL

          (a) Each Grantor hereby assigns and transfers to the Agent, and hereby grants to the Agent, for the ratable benefit of the Secured Parties, a security interest in all of the personal property of such Grantor, including the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the
"Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations:

               (i) all Accounts;

               (ii) all Chattel Paper;

               (iii) all Collateral Accounts and all Collateral Account Funds;

               (iv) all Commercial Tort Claims from time specifically described on Schedule 4.1(g);

               (v) all Contracts;

               (vi) all Deposit Accounts;

               (vii) all Documents;

               (viii) all Equipment;

               (ix) all Fixtures;

               (x) all General Intangibles;

               (xi) all Goods;

               (xii) all Instruments;

                                       18

               (xiii) all Insurance;

               (xiv) all Intellectual Property;

               (xv) all Inventory;

               (xvi) all Investment Property;

               (xvii) all Money;

               (xviii) all Securities Accounts;

               (xix) all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time pertain to or evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

               (xx) to the extent not otherwise included, all other property, whether tangible or intangible, of the Grantor and all Proceeds, products, accessions, rents and profits of any and all of the foregoing and all collateral security, Supporting Obligations and guarantees given by any person with respect to any of the foregoing;

          provided that, notwithstanding any other provision set forth in this
Section 3, this Agreement shall not, at any time, constitute a grant of a security interest in any property that is, at such time, an Excluded Asset.

          (b) Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under and in respect of the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Agent or any other Secured Party, (ii) each Grantor shall remain liable under and each of the agreements included in the Collateral, including any agreements relating to any Receivables, any Contracts and any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Agent nor any other
Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related hereto nor shall the Agent nor any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including any agreements relating to any Receivables, any Contracts or any agreements relating to Pledged Partnership Interests or Pledged LLC Interests and (iii) the exercise by the Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, including any agreements relating to any Receivables, any
Contracts and any agreements relating to Pledged Partnership Interests or
Pledged LLC Interests.

                                       19

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

     4.1 All Credit Events After the First Credit Event. To induce the
Arrangers, the Agent, the Syndication Agents, the Documentation Agent and the
Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, as of the date of each Credit Event (other than the Credit Events occurring on the Closing
Date), each Grantor hereby represents and warrants to the Secured Parties that:

          (a) Representations in Credit Agreement. In the case of each Guarantor
(other than Holdings), the representations and warranties set forth in Article
III of the Credit Agreement as they relate to such Guarantor or to the Loan
Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, in all material respects, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower's or Holdings' knowledge shall, for the purposes of this Section 4.l, be deemed to be a reference to such Guarantor's knowledge.

          (b) Title; No Other Liens. Such Grantor owns each item of the
Collateral free and clear of any and all Liens or claims, including Liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as grantor under a security agreement entered into by another person, except for Liens expressly permitted by Section 6.02 of the Credit Agreement. No financing statement, mortgage or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Agent, for the ratable benefit of the Secured
Parties, pursuant to this Agreement or as are expressly permitted by the Credit
Agreement.

          (c) Farm Products. Except as disclosed to the Agent from time to time upon its request, none of the Collateral constitutes, or is the Proceeds of,
Farm Products, or As Extracted Collateral.

          (d) Investment Property

               (i) The Pledged Debt Securities and Pledged Notes (with respect to Pledged Debt Securities and Pledged Notes issued by a Person other than
Holdings or a subsidiary of Holdings only, to the best knowledge of such Grantor and only to the extent that such Pledged Debt Securities and Pledged Notes, either individually or in the aggregate, constitute a material portion of the
Collateral) have been duly authorized, authenticated or issued, and delivered and are the legal, valid and binding obligation of the issuers thereof enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law, and are not in default and constitute all of the issued and outstanding inter-company indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to such Grantor.

                                       20

               (ii) The shares of Pledged Equity Interests pledged by such
Grantor hereunder constitute all of the issued and outstanding shares of all classes of Equity Interests in each Issuer owned by such Grantor except, in the case of Excluded Foreign Subsidiary Voting Stock, the Pledged Equity Interests
shall not constitute more than 65% of the outstanding Excluded Foreign
Subsidiary Voting Stock of each relevant Issuer.

               (iii) The Pledged Equity Interests (with respect to Pledged
Equity Interests issued by a Person other than Holdings or a subsidiary of
Holdings only, to the best knowledge of such Grantor) have been duly and validly issued and are fully paid and nonassessable.

               (iv) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property and Deposit Accounts pledged by it hereunder, free of any and all Liens in favor of any other person, except Liens expressly permitted by Section 6.02 of the Credit Agreement, and except as is permissible under the Credit Agreement, there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests.

          (e) Receivables.

               (i) No amount payable to such Grantor under or in connection with any Receivable that is included in the Collateral is evidenced by any Instrument or Tangible Chattel Paper which has not been delivered to the Agent or constitutes Electronic Chattel Paper that has not been subjected to the control
(within the meaning of Section 9-105 of the New York UCC) of the Agent, in each such case to the extent required by Section 5.1.

               (ii) Except in each case as could not reasonably be expected to have a Material Adverse Effect, to the best knowledge of each Grantor, each
Receivable that is included in the Collateral (i) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) is and will be enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law, (iii) is not and will not be subject to any setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise) and (iv) is and will be in compliance with all applicable laws and regulations.

          (f) Intellectual Property

               (i) Schedule 4.1(f)(i) lists all Intellectual Property which is registered with a Governmental Authority or is the subject of an application for registration and all material unregistered Intellectual Property, in each case which is owned by such Grantor on the date hereof (collectively, the "Owned
Intellectual Property"). Except as set forth in Schedule 4.1(f)(i), such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to all such Owned Intellectual Property and is otherwise entitled to use, and grant

                                       21

to others the right to use, all such Owned Intellectual Property subject only to the license terms of the licensing or franchise agreements referred to in paragraph (iii) below. Such Grantor has a valid and enforceable right to use all third party Intellectual Property which it uses in its business, but does not own (collectively, the "Licensed Intellectual Property" and, together with the
Owned Intellectual Property and any other Intellectual Property owned by such
Grantor, the "Company Intellectual Property").

               (ii) On the date hereof, all Owned Intellectual Property and, to such Grantor's knowledge, all Licensed Intellectual Property, in each case, which is material to such Grantor's business (collectively, the "Material
Intellectual Property"), is valid, subsisting, unexpired and enforceable and has not been abandoned. To the Grantor's knowledge, neither the operation of such
Grantor's business as currently conducted or as contemplated to be conducted nor the use of any Company Intellectual Property in connection therewith infringes, misappropriates, dilutes, misuses or otherwise violates in any material respect the intellectual property rights of any other person.

               (iii) Except as set forth in Schedule 4.1(f)(iii), on the date hereof (A) none of the Material Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensee or franchisee and (B) to the Grantor's knowledge, there are no other agreements, obligations, orders or judgments which affect the use of any Material
Intellectual Property.

               (iv) Except as could not reasonably be expected to have a
Material Adverse Effect, (A) the rights of such Grantor in or to the Company
Intellectual Property do not infringe, misappropriate, dilute, misuse or otherwise violate the rights of any third party, and (B) no claim has been asserted that the use of the Company Intellectual Property by such Grantor, or, to the knowledge of such Grantor, by a third party authorized by such Grantor pursuant to a valid license, sublicense or similar agreement, in each case infringes, misappropriates, dilutes, misuses or otherwise violates the rights of any third party.

               (v) Except as could not reasonably be expected to have a Material
Adverse Effect, (A) to such Grantor's knowledge, no holding, decision or judgment has been rendered by any Governmental Authority or arbitrator in the
United States or outside the United States which would limit, cancel or question the validity or enforceability of, or such Grantor's rights in, any Company
Intellectual Property, and (B) such Grantor is not aware of any uses of any item of Company Intellectual Property that could reasonably be expected to lead to such item becoming invalid or unenforceable including unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with Trademarks and Trademark Licenses.

               (vi) Except as could not reasonably be expected to have a
Material Adverse Effect, no action or proceeding is pending, or, to such
Grantor's knowledge, threatened (A) seeking to limit, cancel or question the validity of, or such Grantor's rights in, any Owned Intellectual Property, (B)
alleging that any services provided by, processes used by, or products manufactured or sold by such Grantor infringe, misappropriate, dilute, misuse or otherwise violate any patent, trademark, copyright, or any other right of any other person, (C) alleging that any Company Intellectual Property is being licensed, sublicensed or used in violation of any

                                       22

intellectual property or any other right of any other person, or (D) which, if adversely determined, would affect the value of any Company Intellectual
Property. Except as could not reasonably be expected to have a Material Adverse
Effect, to such Grantor's knowledge, no person is engaging in any activity that infringes upon, or is otherwise an unauthorized use of, any Company Intellectual
Property or upon the rights of such Grantor therein. Except as set forth in
Schedule 4.1(f)(vi), such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any person with respect to any part of the Material Intellectual Property. The consummation of the transactions contemplated by this Agreement (including the enforcement of remedies) could not reasonably be expected to result in the termination or impairment of any of the Material Intellectual Property.

               (vii) With respect to each Copyright License, Trademark License,
Trade Secret License and Patent License the loss of which could reasonably be expected to have a Material Adverse Effect: (A) such license is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license; (B) such license will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interests granted herein, nor will the grant of such rights and interests constitute a breach or default under such license or otherwise give the licensor or licensee a right to terminate such license; (C) such Grantor has not received any notice of termination or cancellation under such license; (D)
such Grantor has not received any notice of a breach or default under such license, which breach or default has not been cured; and (E) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such license.

               (viii) Except as set forth in Schedule 4.1(f)(viii), such Grantor has performed all acts and has paid all fees and taxes necessary in its reasonable business judgment to adequately maintain and protect its interest in each and every item of Material Intellectual Property. To the extent such
Grantor has reasonably determined that it is commercially practicable to do so, such Grantor has used proper statutory notice in connection with its use of each
Patent, Trademark and Copyright included in the Material Intellectual Property.

               (ix) Except as could not reasonably be expected to have a
Material Adverse Effect, (A) none of the Trade Secrets included in the Company
Intellectual Property have been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other person; (B) to the knowledge of such Grantor, no employee, independent contractor or agent of such
Grantor has misappropriated any trade secrets of any other person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (B) to the knowledge of such Grantor, no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor's
Intellectual Property.

               (x) Except as could not reasonably be expected to have a Material
Adverse Effect, such Grantor has made all filings and recordations necessary to adequately

                                       23

protect its interest in its Owned Intellectual Property, including registration of its Patents and Trademarks with the United States Patent and Trademark Office and, and registration of any of its Copyrights with the United States Copyright
Office.

               (xi) Except as could not reasonably be expected to have a
Material Adverse Effect, no Grantor is subject to any settlement or consents, judgment, injunction, order, decree, covenants not to sue, non-assertion assurances or releases that would impair the validity or enforceability of, or such Grantor's rights in, any Company Intellectual Property.

          (g) Commercial Tort Claims. No Grantor has any Commercial Tort Claims
as of the date hereof individually or in the aggregate in excess of $1,000,000 for which such Grantor has filed a complaint in a court of competent jurisdiction, except as specifically described on Schedule 4.1(g).

     4.2 First Credit Event. As of the Closing Date:

          (a) Perfected First Priority Liens. (i) The security interests granted pursuant to this Agreement (x) upon completion of the filings and other actions specified on Schedule 4.2(a) (all of which, in the case of all filings and other documents referred to on said Schedule, subject to Section 5.14, have been delivered to the Agent in duly completed and duly executed form (which shall include real estate descriptions sufficient to enable the Agent to record financing statements in the county records, in such counties identified on
Schedule 4.2(a), sufficient to perfect a security interest in all Collateral that constitutes Fixtures)(1), as applicable, and may be filed by the Agent at any time) and payment of all filing fees, will constitute valid, perfected security interests in all of the Collateral (other than Deposit Accounts) in favor of the Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof and (y) are prior to all other Liens on the Collateral, except for Liens expressly permitted by Section 6.02 of the Credit Agreement.

          (b) Perfection Certificate. The Perfection Certificates substantially in the form of Annex A hereto have been duly prepared, completed and executed by an Officer of the Borrower or the Company, as applicable, and the information set forth therein is correct and complete in all material respects as of the date hereof.

          (c) Name; Jurisdiction of Organization, etc. On the date hereof, such
Grantor's exact legal name (as indicated on the public record of such Grantor's jurisdiction of formation or organization), jurisdiction of organization, organizational identification number, if any, and the location of such Grantor's chief executive office or sole place of business are specified on Schedule
4.2(c). On the date hereof, each Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as otherwise indicated on Schedule

----------
(1)  This clause should be included if we are filing separate fixture filings in addition to mortgages, if any.

                                       24

4.2(c), the jurisdiction of each such Grantor's organization of formation is required to maintain a public record showing the Grantor to have been organized or formed. Except as specified on Schedule 4.2(c), as of the date hereof, no such Grantor has changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five years.

          (d) Inventory and Equipment

               (i) On the date hereof, any Inventory and the Equipment with a fair market value of $10,000 or more (other than mobile goods or Inventory in transit) that is included in the Collateral are kept at the locations listed on
Schedule 4.2(d), and each such location is owned by a Grantor except for locations (x) that are leased by a Grantor as lessee and designated on Part A of
Schedule 4.2(d) and (y) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part B of Schedule
4.2(d).

               (ii) Except for those locations listed on Part B of Schedule
4.2(d), as of the date hereof, no Inventory or Equipment with a fair market value of $10,000 or more that is included in the Collateral is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the New
York UCC) therefor or is otherwise in the possession of any bailee or warehouseman.

          (e) Investment Property. Schedule 4.2(e)(i) hereto sets forth under the headings "Pledged Stock," "Pledged LLC Interests," "Pledged Partnership
Interests" and "Pledged Trust Interests," respectively, all of the Pledged
Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust
Interests owned by any Grantor as of the Closing Date and, as of the Closing
Date, such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interests of the respective issuers thereof indicated on such schedule. Schedule 4.2(e)(ii) sets forth under the heading "Pledged Debt Securities" or "Pledged Notes" all of the Pledged Debt
Securities and Pledged Notes owned by any Grantor as of the Closing Date.
Schedule 4.2(e)(iii) hereto sets forth under the headings "Securities Accounts,"
"Commodities Accounts," and "Deposit Accounts" respectively, all of the
Securities Accounts, Commodities Accounts and Deposit Accounts in which each
Grantor has an interest as of the Closing Date and in which such Grantor customarily maintains cash, securities or other assets in excess of $10,000.
Each respective Grantor, as the case may be, is the sole entitlement holder or customer of each such account (other than the Agent, where its interests may appear), and no Grantor has consented to or is otherwise aware of any person, other than the Agent, as the case may be, having "control" (within the meanings of Sections 8-106, 9-106 and 9-104 of the New York UCC) over, or any other interest in, any Securities Account, Commodity Account, Deposit Account, in each case in which such Grantor has an interest, or any securities, commodities or other property credited thereto other than Liens permitted under Section 6.02 of the Credit Agreement.

                              SECTION 5. COVENANTS

          Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Obligations (other than in respect of any indemnities and other contingent obligations not yet due and payable) shall have been paid in full:

                                       25

     5.1 Delivery and Control of Instruments, Chattel Paper, Negotiable
Documents and Investment Property. (a) If any amount in excess of $1,000,000 individually or $5,000,000 in the aggregate (with respect to which the actions specified in this Section 5.1(a) have not been taken) payable in respect of the
Collateral is or shall become evidenced or represented by any Instrument,
Certificated Security, Negotiable Document or Tangible Chattel Paper, such
Instrument (other than checks received in the ordinary course of business),
Certificated Security, Negotiable Documents or Tangible Chattel Paper shall be immediately delivered to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Agreement, and all of such property owned by any Grantor as of the Closing Date shall be delivered on the
Closing Date.

          (b) If any amount in excess of $1,000,000 individually or $5,000,000 in the aggregate (with respect to which the actions specified in this Section
5.1(b) have not been taken) payable in respect of the Collateral is or shall become "Electronic Chattel Paper" such Grantor shall use commercially reasonable efforts to ensure that (i) a single authoritative copy exists which is unique, identifiable, unalterable (except as provided in clauses (iii), (iv) and (v) of this paragraph), (ii) such authoritative copy identifies the Agent as the assignee and is communicated to and maintained by the Agent or its designee,
(iii) copies or revisions that add or change the assignee of the authoritative copy can only be made with the participation of the Agent, (iv) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and not the authoritative copy and (v) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

          (c) If any Collateral is or shall become evidenced or represented by an Uncertificated Security, such Grantor shall cause each Issuer thereof that is a Subsidiary or shall use commercially reasonable efforts to cause each other
Issuer thereof either (i) to register the Agent as the registered owner of such
Uncertificated Security, upon original issue or registration of transfer or (ii)
to agree in writing with such Grantor and the Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the
Agent without further consent of such Grantor, such agreement to be in substantially the form of Exhibit C or such other form reasonably acceptable to the Agent, and such actions shall be taken on or prior to the Closing Date with respect to any Uncertificated Securities owned as of the Closing Date by any
Grantor.

          (d) In addition to and not in lieu of the foregoing (and subject to the terms of Section 5.14), if any Issuer of any Investment Property included in the Collateral is organized under the law of, or has its chief executive office in, a jurisdiction outside of the United States, each Grantor shall take such additional actions (or use commercially reasonable efforts to take such actions if the Issuer is not a Subsidiary), including causing the Issuer to register the pledge on its books and records, as may be reasonably requested by the Agent, under the laws of such jurisdiction to insure the validity, perfection and priority of the security interest of the Agent.

          (e) Any Indebtedness of any Subsidiary that is not a Loan Party owing to the Borrower or any Subsidiary that is a Loan Party in excess of $1,000,000 individually and $5,000,000 in the aggregate (with respect to which the actions specified in this Section 5.1(e) have not been taken) shall be reasonably promptly evidenced by a promissory note or other

                                       26

instrument, and such note or instrument shall be promptly pledged and delivered to the Agent, duly endorsed in a manner satisfactory to the Agent.

     5.2 Maintenance of Insurance. (a) Such Grantor will maintain all insurance policies required under Section 5.10 of the Credit Agreement. All insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Agent of written notice thereof, (ii) if reasonably requested by the Agent, include a breach of warranty clause if such clause is attainable through commercially reasonable efforts and (iii) be reasonably satisfactory in all other respects to the Agent.

          (b) Such Grantor will deliver to the Agent on behalf of the Secured
Parties, (i) on the Closing Date, a certificate dated such date showing the amount and types of insurance coverage as of such date, (ii) upon the reasonable request of the Agent from time to time, reasonably detailed information as to the insurance carried, (iii) promptly following receipt of notice from any insurer, a copy of any notice of cancellation or material adverse change in coverage from that existing on the Closing Date, (iv) promptly upon receipt thereof, notice of any cancellation or nonrenewal of coverage by such Grantor and (v) promptly after such information is available to such Grantor, reasonably detailed information as to any claim for an amount in excess of $1,000,000 with respect to any property and casualty insurance policy maintained by such
Grantor. The Agent shall be named as additional insured on all such liability insurance policies of such Grantor and the Agent shall be named as loss payee on all property and casualty insurance policies of such Grantor.

     5.3 Payment of Obligations. Except as would not reasonably be expected to have a Material Adverse Effect, such Grantor shall pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

     5.4 Compliance with Terms. Except as would not reasonably be expected to have a Material Adverse Effect, each Grantor will perform and comply in all material respects with all obligations in respect of the Collateral and all material agreements relating to the Collateral to which it is a party or by which it is bound.

     5.5 Disposition of Collateral. No Grantor will sell, lease, transfer or otherwise dispose of the Collateral except for sales, leases, transfers and other dispositions permitted under the terms of the Credit Agreement.

     5.6 Maintenance of Perfected Security Interest; Further Documentation. (a)
Subject to the terms of Section 5.14, such Grantor shall maintain each of the security interests created by

                                       27

this Agreement as a perfected security interest having at least the priority described in Section 4.2(a) and shall defend such security interest against the claims and demands of all persons whomsoever, subject to the provisions of
Section 8.15.

          (b) Such Grantor shall furnish to the Secured Parties from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the assets and property of such
Grantor as the Agent may reasonably request (but not more frequently than once per quarter), all in reasonable detail.

          (c) Subject to the terms of Section 5.14, at any time and from time to time, upon the written request of the Agent, and at the sole expense of such
Grantor, such Grantor shall promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and
(ii) in the case of Investment Property and any other relevant Collateral (in each case, other than Deposit Accounts and Securities Accounts), taking any actions necessary to enable the Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

     5.7 Changes in Locations, Name, Jurisdiction of Incorporation, etc. Such
Grantor agrees to furnish prompt written notice to the Agent of the following:

          (a) changes in the location of Inventory or Equipment in excess of
     $1,000,000 (other than mobile goods) to a location other than those listed on Schedule 4.2(c);

          (b) changes to its legal name, jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 4.2(c); or

          (c) changes its legal name, identity or structure to such an extent that any financing statement filed by the Agent in connection with this
     Agreement would become misleading.

Such Grantor shall deliver to the Agent any duly authorized and, where required, executed copies of all additional financing statements and other documents reasonably requested by the Agent to maintain the validity, perfection and priority of the security interests provided for herein.

     5.8 Notices. Such Grantor shall advise the Agent promptly, in reasonable detail, of:

          (a) any Lien (other than any Lien expressly permitted by Section 6.02 of the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Agent to exercise any of its remedies hereunder; and

          (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the
Collateral or on the security interests created hereby.

                                       28

     5.9 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any stock or other ownership certificate (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the
Equity Interests in any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Securities, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Agent in the exact form received, duly endorsed by such Grantor to the Agent, if required, together with an undated stock power or similar instrument of transfer covering such certificate duly executed in blank by such Grantor and with, if the Agent so requests, signature guaranteed, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Obligations. Promptly thereafter, such Grantor shall deliver to the Agent a written supplement to
Schedule 4.2(e)(i) and Schedule 4.2(e)(ii), as applicable, that shall accurately reflect, as of the date of delivery, the Pledged Securities of such Grantor and, with respect to Pledged Equity Interests, the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interests of the respective
Issuers thereof that are subsidiaries of such Grantor. While an Event of Default exists, any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the
Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Agent, be delivered to the Agent to be held by it hereunder as additional collateral security for the Obligations. While an Event of Default exists, if any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such
Grantor shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the
Obligations.

          (b) Without the prior written consent of the Agent, such Grantor shall not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock, partnership interests, limited liability company interests or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock, partnership interests, limited liability company interests or other equity securities of any nature of any Issuer (except, in each case, pursuant to a transaction permitted under the Credit Agreement), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Investment Property or Proceeds thereof or any interest therein (except, in each case, pursuant to a transaction permitted under the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or any Lien permitted thereon pursuant to Section 6.02 of the Credit Agreement, (iv) enter into any agreement or undertaking restricting the right or ability of such
Grantor or the Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof or any interest therein (except, in each case, pursuant to a transaction permitted under the Credit Agreement) or (v) without the prior written consent of the Agent, cause or permit any

                                       29

subsidiary that is the Issuer of, or otherwise consent to any Issuer of, any
Pledged Partnership Interests or Pledged LLC Interests which are not securities
(for purposes of the New York UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the New York UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership
Interests or Pledged LLC Interests takes any such action in violation of the provisions in this clause (v), such Grantor shall promptly notify the Agent in writing of any such election or action and, in such event, shall take all steps reasonably requested by the Agent to establish the Agent's "control" thereof.

          (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it shall be bound by the terms of this Agreement relating to the
Pledged Securities issued by it and shall comply with such terms insofar as such terms are applicable to it, (ii) it shall notify the Agent promptly in writing of the occurrence of any of the events described in Section 5.9(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c)
and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the
Pledged Securities issued by it. In addition, each Grantor which is either an
Issuer or an owner of any Pledged Security hereby consents to the grant by each other Grantor of the security interest hereunder in favor of the Agent and to the transfer of any Pledged Security to the Agent or its nominee following an
Event of Default and to the substitution of the Agent or its nominee as a partner, member or shareholder of the Issuer of the related Pledged Security.

          (d) If such Grantor shall maintain cash, securities or other assets in excess of $10,000 in any Securities Account, Commodities Account or Deposit
Account other than those listed on Schedule 4.2(e)(iii) hereto, such Grantor shall promptly deliver to the Agent an amendment to Schedule 4.2(e)(iii) that shall accurately reflect such accounts maintained by such Grantor.

          (e) To the extent that the terms of any uncertificated Pledged LLC
Interests and Pledged Partnership Interests do not expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the "issuer's jurisdiction" of the respective Issuer thereof (as such term is defined in the Uniform Commercial Code in effect in such jurisdiction), such Grantor shall inform the Agent so that the Agent may take steps to perfect its security interest therein as a General Intangible.

          (f) To the extent that the terms of any certificated Pledged LLC
Interests and Pledged Partnership Interests do not expressly provide that they are securities governed by Article 8 of the New York UCC, such Grantor shall inform the Agent so that the Agent may take steps to perfect its security interest therein as a General Intangible.

     5.10 Receivables. Other than in the ordinary course of business consistent with its past practice and except as would not reasonably be expected to have a
Material Adverse Effect, such Grantor shall not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any person liable for the payment of any Receivable, (iv) allow any credit or

                                       30

discount whatsoever on any Receivable or (v) amend, supplement or modify any
Receivable in any manner that could adversely affect the value thereof.

     5.11 Intellectual Property. (a) Such Grantor (either itself or through licensees) shall, in a manner reasonably commensurate with past practice, (i)
continue to use each Trademark material to its business in order to maintain such Trademark in full force free from any claim of abandonment for non-use,
(ii) maintain the quality of products and services offered under such Trademark and take all necessary steps to ensure that all licensed users of such Trademark maintain such quality, (iii) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement and the Intellectual Property
Security Agreement, and (iv) not (and not permit any licensee or sublicensee thereof to) knowingly do any act or knowingly omit to do any act whereby such
Trademark may become invalidated or impaired in any way.

          (b) Such Grantor (either itself or through licensees) shall not do any act, or omit to do any act, whereby any Patent owned by such Grantor material to its business may become forfeited, abandoned or dedicated to the public.

          (c) Such Grantor (either itself or through licensees) shall not knowingly (and shall not knowingly permit any licensee or sublicensee thereof
to) do any act or omit to do any act whereby any Copyrights owned by such
Grantor and material to its business could reasonably be expected to become invalidated or otherwise impaired. Such Grantor shall not (either itself or through licensees) knowingly do any act whereby any such Copyrights may fall into the public domain.

          (d) Such Grantor (either itself or through licensees) shall not knowingly use any Company Intellectual Property in a manner that infringes, misappropriates or violates in any material respect the intellectual property rights of any other person.

          (e) To the extent such Grantor has reasonably determined that it is commercially practicable to do so, such Grantor (either itself or through licensees) shall use proper statutory notice in connection with the use of the
Material Intellectual Property.

          (f) Such Grantor shall notify the Agent immediately if it knows, or has reason to know, that any application or registration relating to any
Material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright
Office or any court or tribunal in any country, but excluding non-final office actions of the United States Patent and Trademark Office) regarding such
Grantor's ownership of, or the validity of, any Material Intellectual Property included in the Owned Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

          (g) Promptly upon such Grantor's acquisition or creation of any copyrightable work, invention, trademark or other similar property that is material to the business of such Grantor, apply for registration thereof with the United States Copyright Office, the United States

                                       31

Patent and Trademark Office and any other appropriate office, if, in each case, in such Grantor's reasonable business judgment it is appropriate to do so.
Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Material
Intellectual Property included in the Owned Intellectual Property with the
United States Patent and Trademark Office, the United States Copyright Office or
any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Agent within five Business
Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Agent may request to evidence the Secured Parties' security interest in any Copyright,
Patent, Trademark or other Owned Intellectual Property of such Grantor or, to the extent such Grantor has recorded its interests therein with the United
States Copyright Office or the United States Patent and Trademark Office, any
Intellectual Property exclusively licensed to such Grantor, and in each case the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

          (h) Such Grantor shall take all reasonable and necessary steps, including in any proceeding before the United States Patent and Trademark
Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of any item of Material Intellectual Property included in the Owned
Intellectual Property, including the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and
Trademark Office and the United States Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue, and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property is no longer desirable in the conduct of such Grantor's business and that the loss thereof could not reasonably be expected to have a Material Adverse Effect.

          (i) Such Grantor (either itself or through licensees) shall not, without the prior written consent of the Agent, discontinue use of or otherwise abandon any of its Material Intellectual Property, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such
Intellectual Property is no longer desirable in the conduct of such Grantor's business and that the loss thereof could not reasonably be expected to have a
Material Adverse Effect.

          (j) In the event that any item of Material Intellectual Property that is Owned Intellectual Property is infringed, misappropriated or diluted in any material respect by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property which may include suing for infringement, misappropriation or dilution, seeking injunctive relief where appropriate and seeking to recover any and all damages for such infringement, misappropriation or dilution and (ii) if such Intellectual Property is of material economic value, promptly notify the Agent after it learns thereof.

                                       32

          (k) Such Grantor agrees that, should it obtain an ownership interest in any item of Intellectual Property which is not, as of the Closing Date, a part of the Collateral (the "After-Acquired Intellectual Property"), (i) the
provisions of Section 3 shall automatically apply thereto, and any such
After-Acquired Intellectual Property, and in the case of Trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Collateral, and (ii) with respect to any
After-Acquired Intellectual Property that is Owned Intellectual Property, exclusively Licensed Intellectual Property, or otherwise Material Intellectual
Property, it shall give prompt (and, in any event within ten Business Days after the last day of the fiscal quarter in which such Grantor acquires such ownership interest) written notice thereof to the Agent in accordance herewith, and provide the Agent promptly (and, in any event within ten Business Days after the last day of the fiscal quarter in which such Grantor acquires such ownership interest) with an amended Schedule 4.1(f)(i) and take the actions specified in
Section 5.11(m).

          (l) Such Grantor agrees to execute an Intellectual Property Security
Agreement with respect to its Intellectual Property in substantially the form of
Exhibit B-1 in order to record the security interest granted herein to the Agent for the ratable benefit of the Secured Parties with the United States Patent and
Trademark Office or the United States Copyright Office.

          (m) Such Grantor agrees to execute an After-Acquired Intellectual
Property Security Agreement with respect to its After-Acquired Intellectual
Property in substantially the form of Exhibit B-2 in order to record the security interest granted herein to the Agent for the ratable benefit of the
Secured Parties with the United States Patent and Trademark Office or the United
States Copyright Office.

          (n) Such Grantor shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets material to its business, including entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents.

     5.12 Commercial Tort Claims. Such Grantor shall advise the Agent promptly of any Commercial Tort Claim held by such Grantor individually or in the aggregate in excess of $1,000,000 for which such Grantor has filed a complaint in a court of competent jurisdiction and upon the request of the Agent shall promptly execute a supplement to this Agreement in form and substance reasonably satisfactory to the Agent to grant a security interest in such Commercial Tort
Claim to the Agent for the ratable benefit of the Secured Parties.

     5.13 No Interference. Each Grantor agrees that it will not interfere with any right, power and remedy of the Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Agent of any one or more of such rights, powers and remedies.

     5.14 Perfection of Certain Collateral. It is the understanding of the parties that no Grantor shall be required to establish the Agent's "control"
(within the meanings of Sections 8-106(d)(2) or 9-104(a)(2) of the New York UCC,
respectively) over any Securities Account or Deposit Account. It is the further understanding of the parties that the security interests granted pursuant to this Agreement may not be valid or fully perfected in certain assets with respect to which the Agent (in consultation with the Company) has determined that the burden of obtaining

                                       33

perfection of a security interest therein is excessive in relation to the benefits to be obtained by the Secured Parties.

                         SECTION 6. REMEDIAL PROVISIONS

     6.1 Certain Matters Relating to Receivables. (a) At any time and from time to time (but if an Event of Default does not exist, not more frequently than once per fiscal year), upon the Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the
Receivables that are included in the Collateral in any manner and through any medium that the Agent reasonably considers advisable.

          (b) If required by the Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two
Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Agent if required, in a Collateral Account maintained under the sole dominion and control of the Agent, subject to withdrawal by the Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall, if required by the Agent, be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

          (c) If required by the Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the
Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables that are included in the Collateral, including all original orders, invoices and shipping receipts.

     6.2 Communications with Obligors; Grantors Remain Liable.

          (a) The Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default upon prior notice to the Grantors communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Agent's satisfaction the existence, amount and terms of any Receivables or Contracts.

          (b) After the occurrence and during the continuance of an Event of
Default, the Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the Account Debtor or counterparty to make all payments under the Receivables and/or Contracts directly to the Agent;

          (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under

                                       34

any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any
Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     6.3 Pledged Securities. (a) Unless an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the relevant Grantor of the Agent's intent to exercise its corresponding rights pursuant to Section
6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity Interests and all payments made in respect of the
Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or other ownership right exercised or other action taken which, in the Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit
Agreement, this Agreement or any other Loan Document.

          (b) If an Event of Default shall occur and be continuing: (i) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Agent who shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights and (ii) the Agent shall have the right, without notice to any
Grantor, to transfer all or any portion of the Investment Property to its name or the name of its nominee or agent. In addition, the Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Property for certificates or instruments of smaller or larger denominations. In order to permit the Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder each Grantor shall promptly execute and deliver
(or cause to be executed and delivered) to the Agent all proxies, dividend payment orders and other instruments as the Agent may from time to time reasonably request and each Grantor acknowledges that the Agent may utilize the power of attorney set forth herein.

          (c) Each Grantor hereby authorizes and instructs each Issuer of any
Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Agent in writing that (x) states that an
Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) upon any such instruction following the occurrence and during the continuance of an Event of Default, pay any dividends or other payments with respect to the Investment Property, including
Pledged Securities, directly to the Agent.

                                       35

     6.4 Proceeds to be Turned Over To Agent. In addition to the rights of the
Secured Parties specified in Section 6.1 with respect to payments of
Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, cash equivalents, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, and shall, at the request of the Agent, forthwith upon receipt by such Grantor, be turned over to the Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Agent, if required). All Proceeds received by the Agent hereunder shall be held by the Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the
Agent in a Collateral Account (or by such Grantor in trust for the Secured
Parties) shall continue to be held as collateral security for all the
Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

     6.5 Application of Proceeds. At such intervals as may be agreed upon by the
Borrower and the Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Agent's election, the Agent may apply all or any part of the net Proceeds (after deducting fees and expenses as provided in
Section 6.6) constituting Collateral realized through the exercise by the Agent of its remedies hereunder, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the
Obligations in the following order:

          First, to the Issuing Bank, for application by it towards payment of the amount of any L/C Disbursements not (x) reimbursed by the Borrower or
     (y) acquired by the Revolving Credit Lenders as required by Section 2.23(d)
     of the Credit Agreement;

          Second, to the Agent, to pay incurred and unpaid interest and fees and expenses of the Secured Parties constituting Obligations under the Loan
     Documents;

          Third, to the Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;

          Fourth, to the Agent, for application by it towards prepayment of the
     Obligations, pro rata among the Lenders and Qualified Counterparties according to the amounts of the Obligations then held by the Lenders and
     Qualified Counterparties; and

          Fifth, any balance of such Proceeds remaining after the Obligations
     (other than in respect of any indemnities and other contingent Obligations not then due and payable are paid in full, all letters of credit outstanding under the Credit Agreement shall have expired or been cancelled or cash collateralized or collateralized with letters of credit in a manner reasonably satisfactory to the corresponding Issuing Bank shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

     6.6 Code and Other Remedies. (a) If an Event of Default shall occur and be continuing, the Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the
Obligations, all rights and remedies of a secured party

                                       36

under the New York UCC (whether or not the New York UCC applies to the affected
Collateral) or its rights under any other applicable law or in equity. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any
Grantor or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any
Grantor, which right or equity is hereby waived and released. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days notice to such
Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Agent may sell the Collateral without giving any warranties as to the Collateral. The Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Each Grantor agrees that it would not be commercially unreasonable for the Agent to dispose of the
Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets.
EACH Grantor hereby waives any claims against the Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Agent accepts the first offer received and does not offer such
Collateral to more than one offeree. Each Grantor further agrees, at the Agent's request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Agent shall have the right to enter onto the property where any
Collateral is located and take possession thereof with or without judicial process.

          (b) The Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including reasonable attorneys'
fees and disbursements, to the payment in whole or in part of the Obligations and only after such application and after the payment by the Agent of any other required by any provision

                                       37

of law, including Section 9-615(a) of the New York UCC, need the Agent account for the surplus, if any, to any Grantor. If the Agent sells any of the
Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the
Agent may resell the Collateral and the Grantor shall be credited with proceeds of the sale. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder.

          (c) If an Event of Default shall occur and be continuing, in the event of any disposition of any of the Intellectual Property, the goodwill of the business connected with and symbolized by any Trademarks subject to such
Disposition shall be included, and the applicable Grantor shall supply the Agent or its designee with such Grantor's know-how and expertise, and with documents and things embodying or otherwise relating to any such Intellectual Property subject to such Disposition, and such Grantor's customer lists and other records and documents relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of products and services.

     6.7 Registration Rights. (a) If the Agent shall determine to exercise its right to sell any or all of the Pledged Equity Interests or the Pledged Debt
Securities pursuant to Section 6.6, and if in the opinion of the Agent it is necessary or advisable to have the Pledged Equity Interests or the Pledged Debt
Securities, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor shall cause each Issuer thereof that is a Subsidiary or shall use commercially reasonable efforts to cause each other
Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the
Agent, necessary or advisable to register the Pledged Equity Interests or the
Pledged Debt Securities, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Equity Interests or the Pledged Debt Securities, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Agent, are reasonably necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto. Each Grantor agrees to use commercially reasonable efforts to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

          (b) Each Grantor recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Equity Interests or the Pledged Debt
Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms

                                       38

less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Equity Interests or the Pledged Debt
Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

          (c) Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity Interests or the Pledged
Debt Securities pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement or a defense of payment.

     6.8 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

                              SECTION 7. THE AGENT

     7.1 Agent's Appointment as Attorney-in-Fact, etc. (a) The Agent has been appointed to act as Agent hereunder by Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. The Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of
Collateral), solely in accordance with this Agreement and the Credit Agreement;
provided that the Agent shall, after payment in full of all Obligations under the Credit Agreement (other than indemnities and other contingent Obligations not yet due and payable) under the Credit Agreement, exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of the holders (the "Majority Holders") of a majority of the termination value of Secured Hedging and Cash Management Obligations secured hereby. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Agent for the benefit of the Secured
Parties in accordance with the terms of this Section. Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, the Agent may resign at any time by notifying the Lenders (or, after payment in full of all
Obligations under the Credit Agreement, the Majority Holders) and the Grantors.
Upon any such resignation, the Required Lenders (or, after payment in full of all Obligations other than indemnities and other contingent Obligations not yet due and payable under the Credit Agreement, the Majority Holders) shall have the right, with the consent (not to be unreasonably withheld or delayed) of the
Borrower, to appoint a successor; provided that during the existence

                                       39

and continuance of an Event of Default no such consent of the Borrower shall be required. If no successor shall have been so appointed by the Required Lenders or the Majority Holders, as the case may be, and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall promptly (i) transfer to such successor Agent all sums,
Securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Agent under this Agreement, and (ii)
execute and deliver to such successor Agent or otherwise authorize the filing of such amendments to financings statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor
Agent of the security interests created hereunder, whereupon such retiring Agent shall be discharged from its duties and obligations hereunder. After any Agent's resignation hereunder, the provisions of this Agreement shall continue in effect for the benefit of such retiring Agent in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

          (b) Each Grantor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, such appointment being coupled with an interest, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Agent the power and right, on behalf of such Grantor, without notice to or assent by such
Grantor, to do any or all of the following:

               (i) in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any
Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

               (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Agent may request to evidence the Secured Parties' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

               (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                                       40

               (iv) execute, in connection with any sale provided for in Section
6.7 or 6.8, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

               (v) (1) direct any party liable for any payment under any of the
Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the
Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such
Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Agent may deem appropriate; (7) assign any
Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and do, at the Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties'
security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

          Anything in this Section 7.1(b) to the contrary notwithstanding, the
Agent agrees that, except as provided in Section 7.1(c), it will not exercise any rights under the power of attorney provided for in this Section 7.1(b)
unless an Event of Default shall have occurred and be continuing.

          (c) If any Grantor fails to perform or comply with any of its agreements contained herein, the Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless and Event of
Default has occurred and is continuing or time is of the essence, the Agent shall not exercise this power without first making demand on the Grantor and the
Grantor failing to immediately comply therewith.

          (d) The expenses of the Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Loans that are ABR Loans under the Credit
Agreement, from the date of payment by the Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Agent on demand.

          (e) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this

                                       41

Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     7.2 Duty of Agent. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under
Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account.
Neither the Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured
Parties' interests in the Collateral and shall not impose any duty upon any
Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from their own gross negligence or willful misconduct in breach of a duty owed to such Grantor.

     7.3 Execution of Financing Statements. Each Grantor acknowledges that pursuant to Section 9-509(b) of the New York UCC and any other applicable law, each Grantor authorizes the Agent to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral, without the signature of such
Grantor, in such form and in such offices as the Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Agent under this Agreement (in each case subject to the Borrower's right to notify the Agent of its belief that Section 5.14 precludes such filing). Each
Grantor agrees that such financing statements may describe the collateral in the same manner as described in the Security documents or as "all assets" or "all personal property," whether now owned or hereafter existing or acquired or such other description as the Agent, in its sole judgment, determines is necessary or advisable. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

     7.4 Authority of Agent. Each Grantor acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Grantors, the Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                                       42

     7.5 Appointment of Co-Collateral Agents. At any time or from time to time, in order to comply with any applicable requirement of law, the Agent may appoint another bank or trust company or one of more other persons, either to act as co-agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and which may be specified in the instrument of appointment (which may, in the discretion of the Agent, include provisions for indemnification and similar protections of such co-agent or separate agent).

                            SECTION 8. MISCELLANEOUS

     8.1 Amendments in Writing. None of the terms or provisions of this
Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor and the Agent, subject to any consents required under Section 9.02 of the Credit Agreement; provided that any provision of this Agreement imposing obligations on any Grantor may be waived by the Agent in a written instrument executed by the Agent.

     8.2 Notices. All notices, requests and demands to or upon the Agent or any
Grantor hereunder shall be effected in the manner provided for in Section 9.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 8.2.

     8.3 No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party
shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured
Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     8.4 Enforcement Expenses; Indemnification. (a) Each Grantor agrees to pay or reimburse (i) all reasonable documented out-of-pocket expenses incurred by the Agent, the Issuing Bank and the Swingline Lender or the Lenders, including the reasonable documented fees, charges and disbursements of counsel for the
Agent and the Lenders (provided that the Grantors shall not be obligated to pay for more than one law firm retained by the Agent and Lenders as a single group in each relevant jurisdiction, except in the case of an actual or reasonably likely conflict of interest in respect of litigation), in connection with the enforcement, collection or protection of its rights in connection with this
Agreement and the other Loan Documents to which such Grantor is party, including its rights under this Section and (ii) subject to any other provision of this
Agreement or of any separate agreement entered into by the Borrower and the
Agent with respect thereto, all reasonable documented out-of-pocket expenses incurred by the Agent in the administration of this Agreement and the other Loan
Documents to which such Grantor is a party.

                                       43

          (b) Each Grantor agrees to pay, and to hold the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement to the extent the Borrower would be required to do so pursuant to Section 9.03 of the Credit Agreement.

          (c) Each Grantor agrees to pay, and to hold the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 9.03 of the Credit Agreement.

          (d) The agreements in this Section shall survive repayment of the
Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

     8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the
Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this
Agreement without the prior written consent of the Agent, and any attempted assignment without such consent shall be null and void.

     8.6 Set-Off. Each Grantor hereby irrevocably authorizes each Secured Party at any time and from time to time, while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Secured Party hereunder and claims of every nature and description of such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan
Document or otherwise, as such Secured Party may elect, whether or not any
Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party shall notify such Grantor promptly of any such set-off and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of set-off) which such Secured Party may have.

     8.7 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

                                       44

     8.8 Severability. To the extent permitted by law, any provision of this
Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality or enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     8.9 Section Headings. The Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     8.10 Integration. This Agreement, the other Loan Documents and the Fee
Letter and any separate letter agreements with respect to fees payable to the
Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof except to the extent provided in that certain commitment letter entered into between the Borrower, the Agent, the Joint Lead Arrangers, the Syndication Agent and the Documentation
Agents, among others, in respect of financing for the Transactions, as amended as of even date herewith and as it may be further amended, restated, supplemented or otherwise modified from time to time.

     8.11 APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH
AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     8.12 Submission to Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of
New York, the courts of the United States of America for the Southern District
of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                                       45

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

     8.13 Acknowledgments. Each Grantor hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

          (b) no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the
Secured Parties or among the Grantors and the Secured Parties.

     8.14 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 5.11 of the Credit
Agreement or desires to become party to this Agreement pursuant to Section
2.25(m) of the Credit Agreement shall become a Grantor for all purposes of this
Agreement upon execution and delivery by such Subsidiary of an Assumption
Agreement.

     8.15 Releases. (a) The Collateral shall be released from the Liens created hereby and this Agreement and all obligations (other than those expressly stated
to survive such termination) of the Agent and each Grantor hereunder shall terminate, and all rights to the Collateral shall revert to the Grantors, in accordance with Section 9.02(c) of the Credit Agreement. At the request and sole expense of any Grantor following any such termination, the Agent shall deliver to such Grantor any Collateral held by the Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

          (b) If any of the Collateral shall be sold or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Guarantor (other than Holdings) shall be released from its obligations hereunder and, if such Guarantor is a Co-Borrower shall be released from its Obligations as, and shall no longer be, a Co-Borrower under the Loan Documents, in the event that all the Equity Interests in such
Guarantor shall be sold or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the
Agent, at least ten Business Days (or such shorter period agreed to by the
Agent) prior to the date of the proposed release, a written request for such release identifying the relevant Guarantor and the terms of the relevant sale or other disposition in reasonable detail, including the price thereof and any expenses incurred in connection therewith, together with a certification by the
Borrower stating that such transaction is in compliance with the Credit
Agreement and the other Loan Documents.

                                       46

          (c) (i) so long as no Event of Default has occurred and is continuing, if (A) a Guarantor is or becomes an Immaterial Subsidiary, and such release would not result in any Immaterial Subsidiary being required pursuant to Section
5.11(e) of the Credit Agreement to become a Loan Party under the Credit
Agreement (except to the extent that on and as of the date of such release, one or more other Immaterial Subsidiaries become Guarantors and the provisions of
Section 5.11(e) are satisfied upon giving effect to all such additions and releases), or (B) a Subsidiary is designated as an Unrestricted Subsidiary in accordance with Section 6.04(c) of the Credit Agreement, and (ii) upon the consummation of any transaction permitted under the Credit Agreement as a result of which such Subsidiary Guarantor ceases to be a subsidiary of the Borrower, then such Subsidiary Guarantor automatically shall be released from its obligations hereunder upon notification thereof from the Borrower to the Agent and, if such Subsidiary Guarantor is a Co-Borrower shall be released from its
Obligations as, and shall no longer be, a Co-Borrower under the Loan Documents.
In connection with any such release, the Agent shall execute and deliver to any
Subsidiary Guarantor, at such Subsidiary Guarantor's expense, all documents that such Subsidiary Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to the preceding sentence of this Section 8.15(c) shall be without recourse to or warranty by the
Agent.

          (d) Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Agent, subject to such Grantor's rights under Section
9-509(d)(2) of the New York UCC.

     8.16 WAIVER OF JURY TRIAL. EACH GRANTOR AND THE AGENT HEREBY IRREVOCABLY
AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING
RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM
THEREIN.

     8.17 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any
Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any
Grantor's assets, and shall continue to be effective or be reinstated, as the case be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  [Remainder of page intentionally left blank]

                                       47

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and
Collateral Agreement to be duly executed and delivered as of the date first above written.

                                        CA ACQUISITION HOLDINGS, INC.

                                        By: /s/ Peter A. Fera, Jr.
                                            ------------------------------------
                                            Name:  Peter A. Fera, Jr.
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

                                        CLARKE AMERICAN CORP.

                                        By: /s/ Edward P. Taibi
                                            ------------------------------------
                                            Name:  Edward P. Taibi
                                            Title: Vice President and Assistant
                                                   Secretary

                                        B2DIRECT, INC.

                                        By: /s/ Peter A. Fera, Jr.
                                            ------------------------------------
                                            Name:  Peter A. Fera, Jr.
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

                                        CHECKS IN THE MAIL, INC.

                                        By: /s/ Judy C. Norris
                                            ------------------------------------
                                            Name:  Judy C. Norris
                                            Title: Senior Vice President,
                                                   General Counsel and Secretary

                                        CLARKE AMERICAN CHECKS, INC.

                                        By: /s/ Peter A. Fera, Jr.
                                            ------------------------------------
                                            Name:  Peter A. Fera, Jr.
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

                                       48

                                        NEW CS, INC.

                                        By: /s/ Judy C. Norris
                                            ------------------------------------
                                            Name:  Judy C. Norris
                                            Title: Senior Vice President,
                                                   General Counsel and Secretary

                                        NEW SCSFH, INC.

                                        By: /s/ Judy C. Norris
                                            ------------------------------------
                                           Name:  Judy C. Norris
                                           Title: Senior Vice President, General
                                                  Counsel and Secretary

                                        H ACQUISITION CORP.

                                        By: /s/ Edward P. Taibi
                                            ------------------------------------
                                            Name:  Edward P. Taibi
                                            Title: Vice President and Assistant
                                                   Secretary

                                        NEW SCH, INC.

                                        By: /s/ Judy C. Norris
                                            ------------------------------------
                                            Name:  Judy C. Norris
                                            Title: Senior Vice President,
                                                   General Counsel and Secretary

                                        NEW SFH, INC.

                                        By: /s/ Judy C. Norris
                                            ------------------------------------
                                            Name:  Judy C. Norris
                                            Title: Senior Vice President,
                                                   General Counsel and Secretary

                                       49

                                        HFS SCANTRON HOLDINGS CORP.

                                        By: /s/ Peter A. Fera, Jr.
                                            ------------------------------------
                                            Name:  Peter A. Fera, Jr.
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

                                       50

                                        CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
                                        as Administrative Agent and Collateral
                                        Agent

                                        By: /s/ Robert Hetu
                                            ------------------------------------
                                            Name:  Robert Hetu
                                            Title: Managing Director

                                        By: /s/ Denise Alvarez
                                            ------------------------------------
                                            Name:  Denise Alvarez
                                            Title: Associate

                                     ANNEX A

                             PERFECTION CERTIFICATE

                              [separately provided]